UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2006

TITAN INTERNATIONAL, INC.
(Exact name of Registrant as specified in its Charter)

Illinois	1-12936	36-3228472
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 Spruce Street, Quincy, IL 62301
(Address of principal executive offices, including Zip Code)

(217) 228-6011
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filling is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THIS REPORT

Item 2.01  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

    Titan Tire Corporation of Bryan, a subsidiary of Titan International, Inc. (the Company) closed on its acquisition of the off-the-road (OTR) tire facility of Continental Tire North America, Inc. (CTNA) in Bryan, Ohio. The agreement was reached on July 31 for an approximate purchase price of $53 million U.S. dollars. The assets purchased included CTNA’s plant, property and equipment located in Bryan, Ohio, of approximately $41.4 million and inventory of approximately $11.5 million. The Company funded the acquisition with its revolving credit facility. See press release dated August 1, 2006.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial statements

Financial statements of the business acquired will be filed by amendment to this current report on Form 8-K not later than 71 calendar days after the due date of this current report.

(b)	Pro forma financial information

Required pro forma financial information will be filed by amendment to this current report on Form 8-K not later than 71 calendar days after the due date of this current report.

(c)	Exhibits

99
Titan International, Inc.’s press release dated August 1, 2006, regarding Titan Tire Corporation of Bryan, a subsidiary of Titan International, Inc., closing on its acquisition of the off-the-road (OTR) tire facility of Continental Tire North America, Inc. (CTNA) in Bryan, Ohio.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN INTERNATIONAL, INC.
(Registrant)

Date:	August 1, 2006	By:	/s/ Kent W. Hackamack
Kent W. Hackamack
Vice President of Finance and Treasurer
(Principal Financial Officer and
Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.   Description

99        Titan International, Inc.’s press release dated August 1, 2006, regarding Titan Tire Corporation of Bryan, a subsidiary of Titan International, Inc., closing on its acquisition of the off-the-road (OTR) tire facility of Continental Tire North America, Inc. (CTNA) in Bryan, Ohio.